                                                                   Exhibit 10.45

EMPLOYMENT CONTRACT

BETWEEN THE UNDERSIGNED

PeopleSoft France S.A., a French Societe Anonyme with a share capital of FF250,000, whose registered office is located at 153, rue de Courcelles - 75817 Paris Cedex 17, registered with the Paris trade and company register under no. B 391 338 076.

Represented by Ms. Shelley BUI, duly empowered for the purposes hereof, acting as Human Resources Director,

Hereinafter referred to as the Company


                                                         OF THE FIRST PART

AND

Mr. Guy Dubois
Residing at 8, rue Dupont des Loges
75007 PARIS

                                                         OF THE SECOND PART

It has been agreed as follows:



                                    Page 1/10

ARTICLE 1 - EMPLOYMENT

Mr. Guy DUBOIS was bound by an employment contract with Vantive UK. He has been seconded to Vantive France since 1 October 1999.

Further to the merger between Vantive and PeopleSoft, the employment contract of Mr Guy DUBOIS was transferred from Vantive UK to PeopleSoft UK.

This employment contract is entered into in light of the secondment by PeopleSoft UK to PeopleSoft France under the general and specific conditions set forth below.

During the period of his secondment in France, Mr. Guy DUBOIS will perform his duties of Executive Vice President PeopleSoft International, position 3.3, coefficient 270, governed by the National Collective Bargaining Agreement applicable to independent research studies, engineering and consulting firms ("Bureaux d'Etudes Techniques, Cabinet d'Ingenieurs-Conseils, Societes de Conseils" (Syntec) (hereinafter referred to as "the Collective Bargaining Agreement").

The duties and responsibilities of Mr. Guy DUBOIS during his secondment will include the following:

Position: Executive Vice President PeopleSoft International

As such, Mr. Guy DUBOIS will be in charge of managing the resources and operations of the company and group companies, and more particularly developing and increasing revenues.

Mr. Guy DUBOIS will perform his duties under the authority of the President of PeopleSoft, Mr. Craig Conway.

Any material amendments of the duties defined above will be subject to a written agreement between the parties.

ARTICLE 2 - TERM

This employment contract is entered into and accepted for an indefinite period as of 1 January 2000. However, Mr. Guy DUBOIS performs his duties within the Company in the framework of a secondment by PeopleSoft UK for an initial period of 3 years which may be extended.

ARTICLE 3 - LOCATION

Mr. Guy DUBOIS will perform his duties at the registered office of the Company located in Paris (or in the Paris region).

In light of the nature of his duties, Mr. Guy DUBOIS expressly accepts the fact that he will have to travel frequently in the territories where the Company carries out its activities as set forth in article 6 below.


                                    Page 2/10

ARTICLE 4 - WORK SCHEDULE

The Company has adopted the legal weekly work schedule.

However, given the wide autonomy in the organization of his working time or in taking decisions and his level of remuneration, Mr. Guy DUBOIS is considered as a senior executive ("cadre dirigeant") within the meaning of the regulation on working time. He shall organise his work schedule as he shall see fit to achieve the set targets.

ARTICLE 5 - REMUNERATION

In consideration for his duties, Mr. Guy DUBOIS will receive:

- A gross annual base lump sum of US $184,615 converted into French francs at the fixed rate of 1 US $ = FF6.519475, i.e. FRF. 1,203,593, payable in twelve
(12) monthly instalments, and

- performance-based commissions in a gross annual amount of US $184,615 based on target achievements, converted into French francs at the fixed rate of 1 US $ = FF6.519475, i.e. FRF. 1,203,593.

This remuneration will be paid by bank check or bank or postal transfer at the expiration of each one month period after deduction of the employee's part of the social security contributions due in the UK and possibly due in France.

The annual targets and payment terms of this variable part of his salary will be determined annually by the company Management and will be subject to an appendix to this contract, which will be subject to addenda in the event of amendments, if any.

The variable portion paid is granted for an annual period of activity, including paid holidays. It is expressly agreed by the parties that it will not be included in the calculation of the compensation of paid holidays.

ARTICLE 6 - EXPATRIATION ALLOWANCE

Given his duties, Mr Guy DUBOIS will have to carry out assignments outside of France whose duration could reach several weeks over one year.

In light of the travels required to perform his duties and specific constraints in connection with said travels, Mr Guy DUBOIS will be entitled to a foreign service premium or "expatriation allowance", in addition to its remuneration set forth in article 5 above.

The amount of the allowance and payment terms will be stipulated in appendix 1 of the employment contract.



                                   Page 3/10

ARTICLE 7 - PAID HOLIDAYS

In accordance with the standard legal provisions, Mr Guy DUBOIS will be entitled to paid holidays, whose duration will be determined based on two and a half business days per month of work.

Rights to paid holidays are acquired as of 1 June of the current year until 31 May of the following year.

The period of paid holidays will be determined with the agreement of the Company based on the needs of the department.

ARTICLE 8 - BUSINESS EXPENSES

Mr Guy DUBOIS will be reimbursed for his travel, accommodation and entertainment expenses incurred in the performance of his duties, upon submission of invoices, in accordance with current company policies.

However, as Executive Vice President of PeopleSoft International, Mr. Guy DUBOIS will be able to choose his class of travel, including 1st class.

Mr. Guy DUBOIS shall not be reimbursed for travel expenses incurred to travel from his residence to the Company's registered office.


ARTICLE 9 - COMPANY CAR

For the performance of his duties, the Company will make available to Mr. Guy DUBOIS a company car, i.e. a BMW 740 or a car of same value and will bear all the maintenance costs. The Company will also take out an insurance policy for the car and pay the insurance premiums.

The car will be available for the entire period of secondment and represents a benefit in kind from a tax and social security point of view.

This car can be used for both professional and personal needs. The Company will bear all the costs related to its professional use upon submission of usual invoices.

Mr. Guy DUBOIS undertakes to keep this car in good state of repair and working order. Upon the termination of this contract, Mr. Guy DUBOIS undertakes to return this car to the Company at the place of work together with the car papers and keys.

Mr. Guy DUBOIS will have to promptly inform the Company of any event which occurred in connection with this car, no later than 48 hours of said event to enable the Company to take all the necessary steps.




                                   Page 4/10

In the event of an accident, Mr. Guy DUBOIS will comply with the provisions provided by law and his insurance policy in order to ensure that the Company shall always be held harmless. Mr. Guy DUBOIS will have to inform the Company and Insurance Company of any accident which took place while using the car no later than 48 hours after the accident, by register letter with acknowledgement of receipt.

ARTICLE 10 - ILLNESS - DISABILITY

In case of incapacity to work due to sickness or accident, Mr Guy DUBOIS shall inform the Company as soon as possible within 24 hours, of the reason of his absence and the likely period of said absence.

He will provide the Company with a medical certificate as proof of his absence within 48 hours as of the first day of his absence.

ARTICLE 11 - INSURANCE COVERAGE

Since Mr. Guy DUBOIS has been seconded to PeopleSoft France by PeopleSoft UK, he will remain subject to the UK social security scheme in the conditions set forth by EC social security regulation no. 1408/71.

Mr. Guy DUBOIS will remain covered for incapacity to work, disability and death by private insurance plans in effect within PeopleSoft UK. As regards medical coverage for himself and his family, he will benefit from the additional health care plan in effect within PeopleSoft France.

PeopleSoft UK shall ask for an E 101 certificate from the UK social security agency.

ARTICLE 12 - CONDITIONS OF PERFORMANCE OF THE CONTRACT

Mr. Guy DUBOIS undertakes to follow all the instructions and specific instructions given to him.

The Company shall make equipment available to Mr. Guy DUBOIS. This equipment will remain the Company property and will have to be returned to the latter either at its request or at the date Mr. Guy DUBOIS returns to the UK, or at the time of the termination of the employment contract regardless of the reason of this termination.

All methods, processes and tools used will, under no circumstances, be disclosed to any third party, neither during the performance nor after the expiration of this contract as set forth in article 13.

The Company acknowledges having been informed that Mr. Guy DUBOIS will carry out part of his professional activity in the US on behalf of PeopleSoft Inc.. Mr. Guy DUBOIS undertakes to solely work for PeopleSoft UK, PeopleSoft France and PeopleSoft Inc.


                                   Page 5/10

Any violation of one of these clauses will be considered as a fault subject to the final decision of the court.

ARTICLE 13 - INTELLECTUAL AND/OR INDUSTRIAL PROPERTY RIGHTS

If during the performance of his duties, which include an inventive assignment, Mr. Guy DUBOIS creates any invention, whether patentable or not, such as software, programs, formulas, or processes, related to the activities, studies or researches of the Company and likely to be protected, the intellectual or industrial property rights arising thereto will belong as of right to the Company in accordance with articles 75 and 76 of the Collective Bargaining Agreement.

However, if without the assistance of the Company, Mr. Guy DUBOIS creates an invention or makes another creation as set forth above, which are not related to the activities, studies or researches of the Company, the intellectual or industrial property rights arising thereto will belong to him.

ARTICLE 14 - CONFIDENTIALITY - PROFESSIONAL SECRECY

Mr Guy DUBOIS undertakes to keep confidential all documents and information provided to him in the performance of his duties within the Company or disclosed to him by reason of his sole presence in the premises.

Mr. Guy DUBOIS represents that he is bound by professional secrecy obligations in accordance with article 77 of the Collective Bargaining Agreement and agrees not to disclose, in any way whatsoever, to anyone outside the Company, the contents, in whole or in part, of the business or technical documents, projects or proposals, plans, studies, designs, creations, software and programs studied or made within the Company on its behalf or on behalf of its clients.

The same shall apply to data, information and results arising from work performed at the Company premises or ascertained at the premises of the Company's clients.

This confidentiality obligation shall apply during the entire presence of Mr. Guy DUBOIS within the Company and shall extend after the termination of this employment contract, regardless of its reason.

ARTICLE 15 - NO HIRING AWAY

Mr. Guy DUBOIS undertakes, for a period of one (1) year as from the date of his actual departure from the Company not to:

i. propose to any person who was, at the time of his actual departure or during the twelve (12) months preceding his departure, an employee of the Company, or to attempt by any means, directly or indirectly, to persuade or incite this person to accept another employment or to leave the Company, and



                                   Page 6/10

ii. hire or have hired by a third party with whom the employee has business relations, any person who was an employee of the Company at the time of this actual departure or during the twelve (12) months preceding said departure.

ARTICLE 16 - NON-COMPETE CLAUSE

Mr. Guy DUBOIS agrees not to directly or indirectly carry out an activity likely to compete with that of the Company.

In the event of the termination of the employment contract for any reason whatsoever, Mr Guy DUBOIS agrees not to work for the following competing companies:

- Siebel
- Oracle
- SAP

The Company reserves itself the right to exempt Mr. Guy DUBOIS from having to fulfil this obligation or to reduce its duration and/or scope. For this purpose, the Company will inform Mr Guy DUBOIS, by registered letter with acknowledgement of receipt within height days following the notification of the termination of the employment contract (notice of dismissal, resignation, departure or involuntary retirement, retraining agreement, etc.) of his intention to exempt him from having to fulfil this obligation or to reduce its duration or scope.

This non-compete obligation shall apply for a one year period to the entire French territory.

ARTICLE 17 - NOTICE PERIOD - SEVERANCE PAY

Either party can terminate the employment contract entered into for an indefinite term provided that a three (3) month notice has been served, except in the case of serious misconduct, gross misconduct or force majeure, giving rise to a compensation in lieu of notice distinct from severance pay, which will be determined in accordance with the provisions of the Collective Bargaining Agreement.

The termination will have to be notified by hand-delivered letter with acknowledgement of receipt or by registered letter, return receipt requested in the event of a termination at the initiative of the Employee and by registered letter, return receipt requested in the event of a termination at the initiative of the Company. The notice period will start at the date of first presentation of said letter.

If the Company decides to terminate this contract in accordance with this article, Mr. Guy DUBOIS will be entitled to severance pay, including any compensation he could claim under French law or the Collective Bargaining Agreement, in an amount equal to nine (9) months of gross base salary and of commissions (based on amounts set forth in article 5 above) including the expatriation allowance defined in article 6 above.



                                   Page 7/10

It is stipulated that no severance pay of any kind whatsoever is due if the employee was dismissed for gross or serious misconduct ("faute grave" and "faute lourde"). The severance pay set forth herein will not be due if Mr. Guy DUBOIS is re-deployed within PeopleSoft UK or if the employment contract is terminated on his initiative.

ARTICLE 18 - REINSTATEMENT CLAUSE

At the end of his secondment to France, for any reason whatsoever, Mr. Guy DUBOIS will be reinstated within the UK company, PeopleSoft UK.

In the absence of any available position, PeopleSoft UK may decide to terminate the employment contract, in accordance with the provisions under UK law. In such case, the provisions set forth in article 16 above related to notice period and severance pay will apply to Mr. Guy DUBOIS.

Redeployment to another position in the UK or within another group company will automatically entail the termination of this employment contract by mutual agreement without any compensation.

ARTICLE 19 - MISCELLANEOUS

This employment contract cancels and supersedes any previous undertaking or written or verbal undertaking related to this contract.

Mr. Guy DUBOIS undertakes to promptly notify any change of his personal situation.

As regards all the points not stipulated in this contract, the parties will refer to French law, the Collective Bargaining Agreement and current Company practices.

ARTICLE 20 - GOVERNING LAW

This employment contract is governed by French law.

Executed in Paris
On

In two originals

Signature of both parties preceded by the hand-written notation "Lu et approuve" (read and approved)

-------------------------------                     ----------------------------
For PeopleSoft France S.A.,                         Mr. Guy Dubois
Mrs. Shelley BUI
Human Resource Director




                                   Page 8/10

                       APPENDIX 1: EXPATRIATION ALLOWANCE

The expatriation allowance set forth in article 6 will be calculated on the basis of a percentage determined by the number of days spent abroad which will be applied to the sum of the gross base salary and gross annual performance-based commissions due to the Employee in accordance with article 5 set forth above.

At the date hereof, the parties provide that the Employee will spend at least 90 days per year abroad thereby giving rise to the payment of an expatriation allowance calculated on the basis of a rate of 30%. For the year 2000, this expatriation premium will amount to US $110,770, i.e. FRF722,162 based on salary and performance-based commissions as set forth in article 5 above.

This allowance will be paid every month as an advance. If the Employee does not meet the condition related to the number of days, the advances made will have to be reimbursed by the Employee at the latest on 31 January of the following year.

The Employee will have to record his travels on an internal document provided for this purpose and to keep all substantiating documents related to said travels.

CALCULATION BASIS:

Number of days spent abroad per year                             Rate

20 to 30 days                                                    5 - 9%
30 to 45 days                                                    8 - 14%
46 to 60 days                                                    12 - 19%
60 to 75 days                                                    16 - 23%
75 to 90 days                                                    20 - 28%
beyond 90 days                                                   30%

The term "day" means any day, including business day or bank holiday, except for days included in the period of paid holidays.

One day is considered as being spent abroad:

-      when fully spent abroad, or

- when the departure, leaving from France to abroad, occurs in the morning, or

- when the departure, returning to France from abroad, occurs in the afternoon.

The term "abroad" means any location outside Metropolitan France and the overseas departments.



                                   Page 9/10

                                    AGREEMENT

BETWEEN THE UNDERSIGNED

PeopleSoft France S.A., a French Societe Anonyme with a share capital of FF250,000, whose registered office is located at 153, rue de Courcelles - 75817 Paris Cedex 17, registered with the Paris trade and company register under no. B 391 338 076.

Represented by Ms. Shelley BUI, duly empowered for the purposes hereof, acting as Human Resources Director,

Hereinafter referred to as the Company

                                                         OF THE FIRST PART

AND

Mr. Guy Dubois
Residing at 8, rue Dupont des Loges
75007 PARIS

                                                         OF THE SECOND PART

WITNESSETH:

Since 1 January 2000, Mr. Guy DUBOIS has, in addition to the employment contract with PeopleSoft France performed within the framework of his secondment by PeopleSoft UK, an employment contract with PeopleSoft Inc. in the US for businesses engaged in said country.

In addition, under his secondment to France, PeopleSoft UK, PeopleSoft France and Mr. Guy DUBOIS have agreed on a gross annual salary package defined as set forth below in accordance with article 5 of his employment contract, i.e.:

-      gross base remuneration,

-      performance-based commissions,

- and additional remuneration defined as expatriation allowance and subject to the provisions of article 81.A.III of the French tax code based on days worked abroad.

THE PARTIES HAVE AGREED AS FOLLOWS:

Article 1:

The total gross annual remuneration as well as the performance-based commissions and expatriation allowance, which will be effectively due to Mr. Guy DUBOIS under the employment contracts set forth above for a given year shall, under no circumstance, be lower than US $600,000.00, based on target achievements, including US $300,000.00 for the fixed part of the remuneration and US $300,000.00 for the variable part of the remuneration based on target achievements, converted into French Francs at the fixed rate of 1 US $ = FF 6.519475.

Article 2:

In the event of the termination of the employment contract with PeopleSoft Inc. and the termination of the employment contract with PeopleSoft France for any reason whatsoever, the gross annual salary of Mr. Guy DUBOIS will correspond, in any event, to the gross annual salary provided in article 1 herein.

Article 3:

This agreement is entered into for an indefinite period and will become automatically null at the date of termination of the employment contracts specified above.

This agreement is confidential in nature and both the Company and Mr. Guy DUBOIS expressly undertake not to disclose the content to third parties, except for courts which have jurisdiction to hear labour disputes.

Executed in Paris
On ....

In two originals

Signature of both parties preceded by the hand-written notation "lu et approuve" (read and approved)

-------------------------------                     ----------------------------
For PeopleSoft France S.A.,                         Mr. Guy Dubois
Mrs Shelley BUI
Human Resources Director

                       ADDENDUM TO THE EMPLOYMENT CONTRACT

BETWEEN THE UNDERSIGNED

PeopleSoft France S.A., a French Societe Anonyme with a share capital of FF250,000, whose registered office is located at 153, rue de Courcelles - 75817 Paris Cedex 17, registered with the Paris trade and company register under no. B 391 338 076.

Represented by Ms. Shelley BUI, duly empowered for the purposes hereof, acting as Human Resources Director,

Hereinafter referred to as the Company

                                                         OF THE FIRST PART

AND

Mr. Guy Dubois
Residing at 8, rue Dupont des Loges
75007 PARIS

                                                         OF THE SECOND PART

It has been agreed as follows:



                                    Page 1/2

As of 1 January 2001, the gross annual remuneration of Mr. Guy DUBOIS shall be broken down as follows:

- A gross annual base lump sum of US $215,385 converted into French francs at the fixed rate of 1 US $ = FRF 7.044968, i.e. FRF. 1,517,380 payable in twelve
(12) monthly instalments, and

- performance-based commissions in a gross annual amount of US $246,154 based on target achievements, converted into French francs at the fixed rate of 1 US $ = FRF 7.044968, i.e. FRF. 1,734,147.

In light of this increase, the expatriation allowance referred to in article 6 and appendix 1 of Mr Guy DUBOIS' employment contract will amount to US $138,461, i.e. FRF. 975,453 based on the salary and performance-based commissions, as from January 1, 2001.

Executed in Paris
On

In two originals

Signature of both parties preceded by the hand-written notation "lu et approuve" (read and approved)

-------------------------------                     ----------------------------
For PeopleSoft France S.A.,                         Mr. Guy Dubois
Mrs Shelley BUI
Human Resources Director


                                    Page 2/2